UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2019

QEP RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver Colorado	80265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 672-6900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	QEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Chief Financial Officer

On October 23, 2019, QEP Resources, Inc. (the “Company”) announced that Richard J. Doleshek, Executive Vice President and Chief Financial Officer, will be leaving the Company effective December 31, 2019. Mr. Doleshek’s departure was not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with Mr. Doleshek’s departure, the Company and Mr. Doleshek entered into a Separation and Release Agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Doleshek will receive severance payments and benefits that are less than Mr. Doleshek’s severance entitlements under the “Participation Letter” that was previously entered into between Mr. Doleshek and the Company. Specifically, Mr. Doleshek will (i) receive a cash severance payment of $1,431,000, plus the cost of 24 months of healthcare benefits (ii) become fully vested in all of his restricted shares of Company common stock and stock options, (iii) become vested in his performance share units based on actual Company performance through November 30, 2019, (iv) entitled to receive payment under the Company’s Annual Incentive Program, and (v) be entitled to 12 months of outplacement benefits.

The foregoing is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 21, 2019, the Board elected William J. Buese, the Company’s Vice President Finance and Treasurer, to serve as the Company’s Chief Financial Officer and Treasurer, effective January 1, 2020. Mr. Buese, age 48, has served as Vice President Finance and Treasurer since May 16, 2014.

Pursuant to the terms of Mr. Buese’s offer letter, he will be entitled to receive an annual salary of $425,000, a target bonus of 85% of his annual salary and equity grants under the Company’s long-term incentive plan of $1.25 million.

Mr. Buese is not a party to any (a) arrangement or understanding regarding his election as an executive officer, nor does he have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Company, or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Likewise Mr. Buese has not entered into any material plan, contract, arrangement or amendment in connection with his appointment as an executive officer of the Company.

General Counsel Promotion

On October 21, 2019, the Board elected Christopher K. Woosley, the Company’s Senior Vice President and General Counsel, to serve as the Company’s Executive Vice President, General Counsel and Corporate Secretary, effective January 1, 2020.

Appointment of New Directors

As previously disclosed, on August 6, 2019, the Company entered into an agreement (the “Cooperation Agreement”) with Elliott Management Corporation (“Elliott”). Pursuant to the terms of the Cooperation Agreement, the Company agreed to, among other things, cooperate with Elliott to identify and appoint two new independent directors to the Board. On October 17, 2019, the Board appointed Mr.

Joseph N. Jaggers and Mr. Barth E. Whitham as directors, effective October 20, 2019. The Company and Elliott mutually agreed on the selection of Messrs. Jaggers and Whitham as new independent directors to be appointed to the Board.

Messrs. Jaggers and Whitham will each serve as an independent director and will stand for re-election at the 2020 Annual Meeting of Shareholders. Messrs. Jaggers and Whitham have each been named to the newly formed five-person Operations Committee of the Board. The Operations Committee is chaired by Timothy J. Cutt, President and Chief Executive Officer of the Company, and also includes current independent directors Mr. Michael J. Minarovic and Ms. Mary Shafer-Malicki.

Other than as set forth in the Cooperation Agreement, there are no arrangements or understandings between each of Messrs. Jaggers and Whitham and any other person pursuant to which each of them were selected to be a director. There are no related person transactions regarding Messrs. Jaggers and Whitham that require disclosure under Item 404(a) of Regulation S-K. Following the appointments of Messrs. Jaggers and Whitham to the Board, the size of the Board is ten (10) directors.

Messrs. Jaggers’ and Whitham’s compensation as members of the Board will be consistent with the compensation of other non-employee members of the Board, which is described under the section titled “Director Compensation” on page 55 of the Company’s Schedule 14A definitive proxy statement filed with the SEC on April 4, 2019, except that Messrs. Jaggers’ and Whitham’s 2019 compensation will be prorated for the term of each of their service.

Each of Messrs. Jaggers and Whitham and the Company has entered into the Company’s standard director and officer indemnification agreement (the “Indemnification Agreement”). The Indemnification Agreement requires the Company to indemnify each of Messrs. Jaggers and Whitham to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company and to advance expenses incurred as a result of any proceeding against either of them as to which they may be indemnified. The Indemnification Agreement also provides procedures for the determination of each of their right to receive indemnification and the advancement of expenses. The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety to the full text of the form of Indemnification Agreement as incorporated by reference to Exhibit 10.8 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 5, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement, dated October 23 2019, by and between QEP Resources, Inc. and Richard J. Doleshek

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
Date: October 23, 2019
	By:	/s/ Timothy J. Cutt
	Name:	Timothy J. Cutt
	Title:	President and Chief Executive Officer